Exhibit 2

August 26, 2016

PIPER JAFFRAY & CO.

As Representative of the several Underwriters

c/o Piper Jaffray & Co.

345 Park Avenue, 12th Fl.

New York, New York 10154

Re:	Novan, Inc. – Registration Statement on Form S-1 for Shares of Common Stock

Dear Sir or Madam:

This letter agreement (this “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) by and among Novan, Inc., a Delaware corporation (the “Company”), and Piper Jaffray & Co. (“Piper Jaffray”) as representative (the “Representative”) of a group of underwriters (collectively, the “Underwriters”), to be named therein, and the other parties thereto (if any), relating to the proposed public offering of shares of the common stock (the “Offering”), par value $0.0001 per share (the “Common Stock”), of the Company pursuant to a registration statement (the “Registration Statement”) filed or to be filed with the Securities and Exchange Commission (the “SEC”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer, director or employee of the Company, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof through and including the date that is the 180th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (such shares, the “Beneficially Owned Shares,” and such act, the “Securities Act”)), or securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or (iii) engage in any short selling of the Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The restrictions set forth in the second paragraph shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the direct or indirect beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or (c) as a bona fide gift to a charity or educational institution;

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any stockholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned or to any investment fund or other entity that controls or manages the undersigned, in each case in a transaction not involving a transfer for value;

(4) if the undersigned is a trust, distributions of shares of Common Stock or any security directly or indirectly convertible into Common Stock to a trustee or the beneficiaries or to the estate of a beneficiary of such trust in a transaction not involving a disposition for value; provided that no filing by the transferor or transferee under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such distribution until after the expiration of the Lock-Up Period;

(5) transfers of shares of Common Stock or other securities to the Company in connection with the vesting or exercise of any equity awards granted pursuant to an equity incentive or other plan described in the Registration Statement and held by the undersigned to the extent as may be necessary to satisfy tax withholding obligations pursuant to the Company’s equity incentive or other plans; provided that in the case of any such transfer, no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required, and no such filing shall be made voluntarily, in each case, prior to the expiration of the Lock-Up Period;

(6) transfers to the Company pursuant to agreements under which the Company has an option to repurchase such securities, or a right of first refusal with respect to the transfers of such securities; provided that if the undersigned is required to file a report under the Exchange Act, or any other public announcement, reporting such repurchase, the undersigned shall include a statement in such report to the effect that such repurchase was made under terms of the Company’s repurchase rights upon termination of the undersigned;

(7) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the Lock-Up Period, and provided further that no public announcement of the establishment or existence of such plan, and no filing with the SEC or any other regulatory authority in respect thereof, shall be required, and no such public announcement or filing shall be made voluntarily, in each case, prior to the expiration of the Lock-Up Period;

(8) the receipt by the undersigned of shares of Common Stock in connection with the conversion of the outstanding shares of preferred stock of the Company into Common Stock, provided that any such Common Stock received upon such conversion shall be subject to the provisions of this Agreement;

(9) (a) transactions relating to securities acquired in open market transactions after the date of the Offering or (b) if the undersigned is not an officer or director of the Company, transfers or other dispositions of shares of Common Stock purchased by the undersigned in the Offering; provided that in the case of any such transactions, transfers or dispositions, no public announcement thereof, and no filing with the SEC or any other regulatory authority in respect thereof, shall be required, and no such public announcement or filing shall be made voluntarily, in each case, prior to the expiration of the Lock-Up Period;

(10) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company that is approved by the Board of Directors of the Company (including, without limitation, the entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in favor of any such transaction, or vote any securities in favor of such transaction); provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Stock owned by the undersigned shall remain subject to the restrictions contained in this Agreement; and

(11) transfers of Common Stock to the Company in connection with the payment of tax liabilities related to the spin-off transaction of KNOW Bio, LLC as contemplated by the Registration Statement; provided that in the case of any such transfer, no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Common Stock shall be required, and no such filing shall be made voluntarily, in each case, prior to the expiration of the Lock-Up Period;

provided, however, that in the case of any transfer described in clause (1), (2), (3) or (4) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Cowen, acting on behalf of the Underwriters, not later than one (1) business day prior to such transfer, a written agreement, in substantially the form of this Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative, and (B) in the case of any transfer described in clause (1) or (2) above, if the undersigned is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that, (A) in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or by operation of law, (B) in the case of any transfer pursuant to clause (2) above, such transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value, and (C) in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned or other relationship not more remote than first cousin; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act. For purposes of this Agreement, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 90% of the outstanding voting securities of the Company (or the surviving entity).

For avoidance of doubt, nothing in this Agreement prohibits the undersigned from exercising any options or warrants to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Agreement.

In order to enable this covenant to be enforced, the undersigned hereby consents to the placing of legends or stop transfer instructions with the Company’s transfer agent with respect to any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.

The undersigned further agrees that it will not, during the Lock-Up Period, make any demand or request for or exercise any right with respect to the registration under the Securities Act, of any shares of Common Stock or other Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or other Beneficially Owned Shares. The undersigned hereby waives any and all preemptive rights, registration rights, participation rights, resale rights, rights of first refusal or similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before such Offering. The undersigned further waives any related notice requirements pursuant to any agreement, understanding, or otherwise to which the undersigned is a party.

This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby consents to receipt of this Agreement in electronic form and understands and agrees that execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.

If (i) either the Company, on the one hand, or Cowen or Piper Jaffray, on the other hand, has advised in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the Company withdraws the Registration Statement or deregisters all of the shares covered by the Registration Statement, (iii) the Underwriting Agreement is not executed by September 30, 2016, provided that the Company may by written notice to the undersigned prior to September 30, 2016 extend such date for a period of up to three additional months, or (iv) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated for any reason prior to payment for and delivery of any Common Stock to be sold thereunder, then this Agreement shall immediately be terminated and the undersigned shall automatically be released from all of his or her obligations under this Agreement. The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

[Signature page follows]

Very truly yours,

Malin Life Sciences Holdings Limited
(Name of Stockholder – Please Print)

/s/ Padraic Roche
(Signature)

Padraic Roche
(Name of Signatory if Stockholder is an entity – Please Print)

General Counsel & Company Secretary
(Title of Signatory if Stockholder is an entity – Please Print)

Address:	2 Harbour Square,

Dun Laoghaire

Co. Dublin, Ireland

[SIGNATURE PAGE TO NOVAN, INC. LOCK-UP AGREEMENT]